UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 25, 2008, PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”) held a special meeting of its stockholders at which the stockholders voted on a proposal to adopt the Agreement and Plan of Merger, dated as of June 13, 2008 (the “Merger Agreement”), by and among PFF Bancorp, FBOP Corporation (“FBOP”) and California Madison Holdings, Inc. (“California Madison”), pursuant to which California Madison will merge with and into PFF Bancorp and PFF Bancorp will become a wholly-owned subsidiary of FBOP (the “Merger”). The proposal to adopt the Merger Agreement was approved by a majority in interest of all of PFF Bancorp’s stockholders.

After the consummation of the Merger, PFF Bancorp’s common stock will no longer trade on any stock exchange or quotation system. Under the terms of the Merger Agreement, holders of PFF Bancorp common stock will be entitled to receive $1.35 in cash, without interest, for each share held at the effective time of the Merger.

On September 25, 2008, PFF Bancorp issued a press release announcing the approval of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number Exhibit
99.1	Press release, dated September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	PFF BANCORP, INC.

/s/ Gregory C. Talbott
Gregory C. Talbott
Senior Executive Vice President,
Chief Operating Officer/Chief Financial
Officer and Treasurer